Exhibit 99.4

CONSENT

I, Dr. Corey S. Goodman, hereby consent to being named in the proxy statement/prospectus included in the registration statement on Form F-4 (No. 333-148488) filed by Evotec AG as a person who will become a director of Evotec AG.

Dated: January 12, 2008

/S/ DR. COREY S. GOODMAN
Dr. Corey S. Goodman